UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2011

Wireless Ronin Technologies, Inc.
(Exact name of registrant as specified in its charter)

Minnesota	1-33169	41-1967918
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5929 Baker Road, Suite 475 Minnetonka, Minnesota	55345
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 564-3500

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

(a) Wireless Ronin Technologies, Inc. (the “Company”) held its annual meeting of shareholders on June 9, 2011. The matters that were voted upon at the meeting, and the number of votes cast for or against, as well as the number of abstentions and broker non-votes, as to each such matter, where applicable, are set forth below.

(b) Stephen F. Birke, Gregory T. Barnum, Scott W. Koller, Geoffrey J. Obeney, Brett A. Shockley and Thomas J. Moudry were elected directors of the Company for the ensuing year and until their successors shall be elected and duly qualified. The results of the vote were as follows:

			Broker
	For	Withheld	Non-Votes
Stephen F. Birke	4,725,435	2,955,032	9,105,549
Gregory T. Barnum	4,775,535	2,904,932	9,105,549
Scott W. Koller	7,414,041	266,426	9,105,549
Geoffrey J. Obeney	4,725,535	2,954,932	9,105,549
Brett A. Shockley	4,725,235	2,955,232	9,105,549
Thomas J. Moudry	4,725,235	2,954,932	9,105,549

The proposal to approve the amendment to our Amended and Restated 2006 Equity Incentive Plan was approved. The results of the vote were as follows:

			Broker
For	Against	Abstain	Non-Votes
5,630,772	1,209,858	839,837	9,105,549

The proposal to approve the amendment to our 2006 Non-Employee Director Stock Option Plan was approved. The results of the vote were as follows:

			Broker
For	Against	Abstain	Non-Votes
5,789,282	1,042,848	848,337	9,105,549

The proposal to approve the amendment to our Amended and Restated 2007 Associate Stock Purchase Plan was approved. The results of the vote were as follows:

			Broker
For	Against	Abstain	Non-Votes
5,946,519	890,511	843,437	9,105,549

The appointment of Baker Tilly Virchow Krause, LLP as our independent auditors for the year ending December 31, 2011 was ratified. The results of the vote were as follows:

			Broker
For	Against	Abstain	Non-Votes
15,423,963	568,077	793,976	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 10, 2011		Wireless Ronin Technologies, Inc.

	By:	/s/ Scott N. Ross

Scott N. Ross Senior Vice President, General Counsel and Secretary